Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 5 to Registration Statement (No. 333-172601) on Form N-2 of Monroe Capital Corporation of our report dated March 22, 2012, relating to our audit of the special purpose schedule of investments to be acquired by Monroe Capital Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois

March 23, 2012